CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated November 6, 1995 covering the audited financial statements of Acuity Imaging, Inc. as of September 30, 1995 and for the years ended September 30, 1995 and December 31, 1994, included in this form 10-K into Robotic Vision Systems, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 2-82662, 2-85336, 2-94926, 33-12280, 33-16088, 33-28764, 33-45474, 33-63289,
33-64039, 33-70960, 333-14529, 333-03139) and Form S-3 (File Nos. 33-62715,
333-05971).


/s/ Arthur Andersen LLP


Boston, Massachusetts
December 27, 1996